RESOLUTIONS OF THE BOARD REGARDING
                   APPROVAL OF RENEWAL OF JOINT FIDELITY BOND

RESOLVED:           That,    the    directors/manager    ("Directors/Managers"),
                    including  all  of  the  disinterested   Directors/Managers,
                    hereby   ratify  the  renewal  of  the  fidelity  bond  (the
                    "Fidelity  Bond")  issued by Federal  Insurance  Company and maintained jointly by Excelsior Private Equity Fund II, Inc.
                    ("Fund II"),  Excelsior Venture Partners III, LLC ("Partners
                    III")   and   Excelsior    Venture    Investors   III,   LLC
                    (collectively,  "the Private  Equity  Funds") and  Excelsior
                    Directional  Hedge  Fund  of  Funds  (TI),  LLC;   Excelsior
                    Directional  Hedge  Fund  of  Funds  (TE),  LLC;   Excelsior
                    Directional Hedge Fund of Funds Master Fund, LLC;  Excelsior
                    Directional Hedge Fund of Funds,  Ltd.;  Excelsior  Absolute
                    Return Fund of Funds, LLC; Excelsior Absolute Return Fund of
                    Funds Master Fund,  LLC;  Excelsior  Absolute Return Fund of
                    Funds, Ltd.; Excelsior Buyout Investors,  LLC; and Excelsior
                    Buyout Partners, LLC (collectively the "Other Insureds") in the amount of $3,500,000 and determine, in accordance with the requirements of Rule 17g-1 under the 1940 Act, that the Fidelity Bond, which provides joint fidelity coverage to the Private Equity Funds and the Other Insureds, is reasonable in form and amount, after giving due consideration to all relevant factors, including the value of the aggregate assets of the Private Equity Funds and the Other Insureds, the type and terms of the arrangements for the custody and safekeeping of such assets, and the nature of the securities that are or will be held in the portfolios of the Private
                    Equity Funds and the Other Insureds.

RESOLVED:           That,   the   Directors/Managers,   including   all  of  the
                    disinterested Directors/Managers, hereby: (i) authorize each of the Private  Equity  Funds to share in the payment of the annual premium of $29,600 applicable to the Fidelity Bond in the  amount  of  $1,941.88  for  Fund II and  $2,885.52  for
                    Partners  III,  determined  based  upon the  relative  total assets  of each of the  Private  Equity  Funds and the Other
                    Insureds; and (ii) determine that the portion of the premium to be paid by the each of the Private  Equity  Funds is fair
                    and   reasonable,   taking   all   relevant   factors   into
                    consideration including, but not limited to, the number of other parties named as insureds, the nature of their business activities, the amount of coverage under the Fidelity Bond, the amount of the premium for the Fidelity
                    Bond, the ratable allocation of the premium among all parties named as insureds, and the extent to which the share of the premium allocated to each of the Private Equity Funds is less than the premium each of the Private Equity Funds would have had to pay if it had provided and maintained a single insured bond.

RESOLVED:           That,  in the  event  the  amount  of the  Fidelity  Bond is required in the future to be increased in order to satisfy the minimum bonding requirements of Rule 17g-1 under the 1940 Act, the proper officers of the Private Equity


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Funds
                    be, and hereby are, authorized on behalf of the Private Equity Funds to increase the amount of the Fidelity Bond coverage to comply with such requirements and to allocate the additional premium payable on the Fidelity Bond among each of the Private Equity Funds and the Other Insureds based on the relative total assets of the Private Equity Funds and the Other Insureds determined as of the end of the month preceding the effective date of the change in coverage.

RESOLVED:           That, the Joint Insured Fidelity Bond Agreement currently in existence  among  the  Private  Equity  Funds  and the Other
                    Insureds,  shall  continue  to  define  certain  rights  and
                    responsibilities   of  the  insureds  with  respect  to  the
                    Fidelity Bond and the sharing of recoveries thereunder in the event of a loss incurred by two or more of the named insureds.

RESOLVED:           That,  Steven L. Suss, be, and hereby is, designated to make all filings with the Securities and Exchange Commission and to give all notices on behalf of the Private Equity Funds required by paragraph (g) of Rule 17g-1 under the 1940 Act.